Exhibit 10(s)
STOCK OPTION AGREEMENT
UNDER 2002 / 2004 STOCK INCENTIVE PLAN
          Pursuant to the provisions of the Pulte Homes, Inc. 2002 / 2004 Stock Incentive Plan (the “Plan”), the employee named in the Grant Acceptance (the “Optionee”) has been granted a non-qualified option (the “Option”) to purchase the number of shares of common stock, $.01 par value, of Pulte Homes, Inc., a Michigan corporation (the “Company”) (“Common Stock”) set forth in the Grant Acceptance at the price per share set forth in the Grant Acceptance (the “Exercise Price”), subject to adjustment as provided herein and in the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. This Agreement, together with the Grant Acceptance, constitute the Stock Option Agreement which is made and entered into as of the grant date set forth in the Grant Acceptance (the “Grant Date”).
          1. Option Subject to Acceptance of Agreement. The Option shall be null and void unless the Optionee shall accept this Agreement in the manner prescribed by the Company.
          2. Time and Manner of Exercise of Option.
          2.1. Maximum Term of Option. Except to the extent earlier terminated or earlier exercised, this Option shall expire on, and in no event may any portion of the Option be exercised after, the tenth anniversary of the Grant Date (the “Expiration Date”).
          2.2. Exercise of Option. (a) Except as otherwise provided in this Section 2.2, the Option shall vest and become exercisable as set forth in the Grant Acceptance.
          (b) If the Optionee’s employment with the Company terminates by reason of death or Permanent Disability, the Option shall become fully vested and exercisable with respect to all of the shares of Common Stock subject to the Option on the date of the Optionee’s death or the effective date of his or her termination of employment, as applicable, and may thereafter be exercised by the Optionee or the Optionee’s Legal Representative until and including the Expiration Date.
          (c) Subject to Section 2.2(d), if the Optionee’s employment with the Company terminates for any reason other than death, Permanent Disability or Cause after a minimum of five (5) years of employment with the Company, the Option shall be exercisable only to the extent it is vested and exercisable on the effective date of the Optionee’s termination of employment and may thereafter be exercised by the Optionee or the Optionee’s Legal Representative until and including the Expiration Date; provided, however, that if the Company requests that the Optionee execute a non-competition, non-solicitation and confidentiality agreement, the Option shall vest and become exercisable in accordance with Section 2.2(e) unless the Optionee executes such non-competition, non-solicitation and confidentiality agreement, at such time, and in such form and substance, as shall be satisfactory to the Company.
          (d) If the Optionee’s employment with the Company terminates for any reason other than death, Permanent Disability or Cause after satisfaction of the Seventy Year

Rule, the Optionee shall be treated as continuing employment with the Company on a full-time basis for purposes of determining the vesting and exercisability of the Option, and the Option shall continue to vest and shall be exercisable by the Optionee or the Optionee’s Legal Representative with respect to all of the shares of Common Stock subject to the Option as set forth in the Grant Acceptance until and including the Expiration Date; provided, however, that if the Company requests that the Optionee execute a non-competition, non-solicitation and confidentiality agreement, the Option shall vest and become exercisable in accordance with Section 2.2(e) unless the Optionee executes such non-competition, non-solicitation and confidentiality agreement, at such time, and in such form and substance, as shall be satisfactory to the Company.
          (e) If either (i) the Optionee’s employment with the Company terminates prior to the completion of five (5) years of employment or satisfaction of the Seventy Year Rule for a reason other than death, Permanent Disability or Cause or (ii) the Optionee was requested to execute, but has not executed, a non-competition, non-solicitation and confidentiality agreement, at such time, and in such form and substance, satisfactory to the Company, the Option shall be exercisable only to the extent it is vested and exercisable on the effective date of the Optionee’s termination of employment and may thereafter be exercised by the Optionee or the Optionee’s Legal Representative until and including the earliest to occur of (i) the date which is three (3) months after the effective date of the Optionee’s termination of employment and (ii) the Expiration Date.
          (f) If the Optionee’s employment with the Company terminates for Cause, the Option shall terminate automatically as of the end of the day before such termination of employment.
          (g) In the event of a Change in Control, the Option shall immediately become fully vested and exercisable with respect to all of the shares of Common Stock subject to the Option on the date of the Change in Control and may thereafter be exercised by the Optionee or the Optionee’s Legal Representative until and including the Expiration Date.
          (h) As used herein, the following terms have the meanings ascribed below:
          (i) The term “Cause” shall mean a determination by the Company that the Optionee has (i) willfully and continuously failed to substantially perform the duties assigned by the Company or a Subsidiary with which the Optionee is employed (other than a failure resulting from the Optionee’s disability), (ii) willfully engaged in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company’s executives or employees, or (iii) engaged in any act of dishonesty, the commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company or any Subsidiary.
          (ii) The term “Change in Control” shall mean:
     (A) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the

Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 40% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (C) of this Section 2.2(h)(ii) or (E) any acquisition by any one or more of William J. Pulte, his spouse, any trust or other entity established for the benefit of either or both of such persons, or any charitable organization established by either or both of such persons (“Exempt Persons”); provided further, that for purposes of clause (B), if any Person (other than the Company, any one or more Exempt Persons or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 40% or more of the Outstanding Common Stock or 40% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
     (B) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board of Directors; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board of Directors for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors shall not be deemed a member of the Incumbent Board;
     (C) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 40% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
     (D) the consummation of a plan of complete liquidation or dissolution of the Company.
          (iii) The term “Legal Representative” shall mean an executor, administrator, legal representative, guardian or similar person.
          (iv) The term “Permanent Disability” shall mean a sickness or disability extending for more than three (3) consecutive months as a result of which the Optionee is unable to perform his or her duties for the Company or a Subsidiary, as applicable, in the required and customary manner and that will continue for not less than an additional three (3) months, as determined by the Company in its sole discretion.
          (v) The term “Seventy Year Rule” shall mean that the sum of (a) the Optionee’s chronological age (not the Optionee’s age on the nearest birthday) (excluding fractional periods) and (b) the total number of twelve (12) month periods (beginning with the date on which the Optionee’s employment with the Company commenced) during which the Optionee was employed by the Company on a full-time basis (excluding fractional periods and any periods of employment with a company or other entity before such company or entity was acquired in whole or in part by the Company or a Subsidiary if such company or entity was acquired after December 31, 2000) equals or exceeds seventy (70) years.
          2.3. Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased, accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously acquired shares of Common Stock for which the Optionee has good title, free and clear of all liens and encumbrances and which the

Optionee either has held for at least six months or purchased on the open market (“Mature Shares”) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (D) a combination of (A), (B), and (C), and (2) by executing such documents as the Company may reasonably request. “Fair Market Value,” as of a specified date, means the fair market value of a share of Common Stock as determined by the Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of Common Stock on any exchange or other market on which shares of Common Stock are traded on such date, or if there are not sales on such date, on the next following day on which there are sales. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 3.3, have been paid (or arrangement made for such payment to the Company’s satisfaction).
          2.4. Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2(e) or (f), on the Expiration Date.
          3. Additional Terms and Conditions of Option.
          3.1. Nontransferability of Option. The Option may not be transferred by the Optionee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, during the Optionee’s lifetime the Option is exercisable only by the Optionee or the Optionee’s Legal Representative. Except to the extent permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.
          3.2. Investment Representation. The Optionee hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such purchase of shares of Common Stock has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares of Common Stock shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such shares of Common Stock, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares of Common Stock and, in connection therewith, shall execute any documents which the Board of Directors or the Committee shall in its sole discretion deem necessary or advisable.
          3.3. Withholding Taxes. (a) As a condition precedent to the delivery of Common Stock upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares of Common Stock, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee or withhold shares of Common Stock.
          (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.3(a), (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the “Tax Date”), equal to the Required Tax Payments, (3) except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise, or (4) any combination of (1) and (2). Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No share of Common Stock shall be delivered until the Required Tax Payments have been satisfied in full.
          3.4. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, such fractional security shall be disregarded. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
          3.5. Change in Control. In the event of a Change of Control, the Option shall immediately become fully vested and exercisable in accordance with Section 2.2(g) and the Committee, as constituted before such Change of Control, may, in its discretion, take any one or more of the following actions: (a) provide for the repurchase of the Option, in whole or in part, upon the Optionee’s request, for an amount of cash equal to the excess, if any, of (i) the Fair Market Value on the such date over (ii) the exercise price of the Option; (b) make such adjustment to the Option as the Committee deems appropriate to reflect such Change in Control; or (c) cause the Option to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control.

          3.6. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares of Common Stock hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.
          3.7. Delivery of Shares. Subject to Section 3.3, upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered the number of shares of Common Stock purchased against full payment therefore. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 3.3.
          3.8. Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such shares of Common Stock not so purchased and delivered.
          3.9. Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continued employment by the Company or a Subsidiary.
          3.10. Decisions of Board or Committee. The Board of Directors or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board of Directors or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
          3.11. Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of shares of Common Stock subject to the Option from time to time.
          3.12. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.
          4. Miscellaneous Provisions.
          4.1. Designation as Nonqualified Stock Option. The Option is hereby designated as not constituting an “incentive stock option” within meaning of section 422 of the Code; this Agreement shall be interpreted and treated consistently with such designation.

          4.2. Employment by Subsidiary. References in this Agreement to employment by the Company shall include employment by a Subsidiary.
          4.3. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.
          4.4. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Pulte Homes, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, MI 48304, Attention: Vice President and General Counsel and if to the Optionee, to the last known mailing address of the Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, upon receipt by the party entitled thereto if by express courier service, or five days after the date mailed if by United States mails; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
          4.5. Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Michigan and construed in accordance therewith without giving effect to principles of conflicts of laws.
          4.6. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
          4.7. Entire Understanding. This Agreement and the Plan contain the entire understanding of the parties hereto with respect to the subject matter of the Agreement and supersedes all prior agreements, written or oral, with respect thereto.
          4.8. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, the Agreement shall be brought against the parties, as the sole and exclusive forum, in the courts of the State of Michigan in the County of Oakland, or in the United States District Court for the Eastern District of Michigan, Southern Division, and each party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

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